UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2013

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On November 15, 2013, Vonage Holdings Corp. (“Vonage”) completed its acquisition of Vocalocity, Inc. (“Vocalocity”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated October 9, 2013, by and among Vocalocity, Vista Merger Corp., a Delaware corporation and newly formed wholly-owned subsidiary of Vonage (“Merger Sub”), Vonage and Shareholder Representative Services, LLC (acting solely in its capacity as the Representative, the “Representative”). Pursuant to the Merger Agreement, on November 15, 2013, Merger Sub merged with and into Vocalocity, and Vocalocity became a wholly-owned subsidiary of Vonage (the “Merger”). A copy of the Merger Agreement was attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2013 as Exhibit 2.1 and is incorporated herein by reference.
Vonage acquired Vocalocity for $130 million, including 7,983,395 shares of Vonage common stock priced on the day of announcement (which shares have an aggregate value of approximately $25 million) and cash consideration of $105 million, subject to adjustments for closing cash and working capital of Vocalocity, reductions for indebtedness and transaction expenses of Vocalocity that remained unpaid as of closing, and deposits into the escrow funds, pursuant to the Merger Agreement. The aggregate consideration will be allocated among holders of: (i) Vocalocity preferred stock, (ii) Vocalocity common stock, (iii) vested options to purchase Vocalocity common stock, and (iv) warrants to purchase Vocalocity preferred stock. The shares of Vonage common stock issued pursuant to the Merger are being issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) all previously unexercised vested Vocalocity stock options that were not out-of-the-money were cashed out at the spread between the applicable exercise price and the applicable merger consideration, subject to reductions for escrow deposits. Unvested and/or out-of the-money Vocalocity stock options were cancelled and terminated with no right to receive payment. Immediately prior to the consummation of the Merger, options to purchase common stock held by certain persons will be accelerated, such that they are fully vested and exercisable as of the Effective Time.
Item 3.02. Unregistered Sales of Equity Securities.
As described in Item 2.01 above, Vonage completed its acquisition of Vocalocity and has, pursuant to the Merger Agreement, issued 7,983,395 shares of Vonage common stock as partial consideration therefor.
The issuance and sale of the shares of Vonage common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. Vonage has not engaged in general solicitation or advertising with regard to the issuance and sale of the common stock to be issued in the Merger.
The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 2.01 of this Current Report on Form 8-K.
Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated October 9, 2013, by and among Vonage, Vista Merger Corp., Vocalocity and the Representative (incorporated by reference to the Current Report on Form 8-K filed by Vonage with the Securities and Exchange Commission on October 10, 2013)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	November 18, 2013	By:	/s/ David T. Pearson
David T. Pearson Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated October 9, 2013, by and among Vonage, Vista Merger Corp., Vocalocity and the Representative (incorporated by reference to the Current Report on Form 8-K filed by Vonage with the Securities and Exchange Commission on October 10, 2013)

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